Exhibit 99.1

MIAMI--(BUSINESS WIRE)-- ShiftPixy, Inc. (NASDAQ: PIXY) (“ShiftPixy” or “the Company”), a Florida-based national staffing enterprise which designs, manages, and sells access to a disruptive, revolutionary platform that facilitates employment in the rapidly growing Gig Economy, today announced that it has begun the application process to dual list its shares on Upstream, the revolutionary trading app for digital securities and NFTs powered by Horizon Fintex (“Horizon”) and MERJ Exchange Limited (“MERJ”).

The planned dual listing on Upstream is designed to provide ShiftPixy the opportunity to access a global, digital-first investor base that can trade using USDC digital currency along with credit, debit, PayPal, and USD, unlocking liquidity and enhancing price discovery while globalizing the opportunity to invest in NASDAQ-listed ShiftPixy.

Commenting on the application to list on Upstream, Scott W. Absher, Chairman and Chief Executive Officer of ShiftPixy, said, “We continually seek to leverage cutting-edge capabilities in all we do, and we envision a dual-listing on Upstream providing ShiftPixy with the very latest approach in terms of access to worldwide capital markets and the technology to reach countless potential new investors who can learn about our many exciting growth-oriented endeavors.”

Approval to be listed on Upstream is subject to acceptance by MERJ. However, as an existing NASDAQ issuer, the listing standards to which ShiftPixy adheres are sufficient to comply with MERJ Listing Rules, including but not limited to disclosure, filing and notification requirements.

About Upstream

Upstream, a MERJ Exchange Market, is a fully regulated global stock exchange for digital securities and NFTs. Powered by Horizon's Ethereum-L2 matching engine technology, the platform enables users to trade NFTs, and invest in securities for IPOs, crowdfunded companies, U.S. & international equities, and celebrity ventures using the Upstream app. For more information, please visit https://upstream.exchange. Upstream is currently accepting applications to dual list at https://upstream.exchange/GetListed.

About ShiftPixy

ShiftPixy is a disruptive human capital services enterprise, revolutionizing employment in the Gig Economy by delivering a next-gen platform for workforce management that helps businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management’s nearly 26 years of workers’ compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy.

ShiftPixy Cautionary Statement

The information provided in this release includes forward-looking statements, the achievement or success of which involves risks, uncertainties, and assumptions. These forward-looking statements are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although such forward-looking statements are based upon what our management believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, risks that AXH’s initial business combination is not completed in a timely manner; risks associated with the nature of our business model; our ability to execute our vision and growth strategy; our ability to form ongoing, profitable relationships with Industrial Human Capital; our ability to attract and retain clients; our ability to assess and manage risks; changes in the law that affect our business and our ability to respond to such changes and incorporate them into our business model, as necessary; our ability to insure against and otherwise effectively manage risks that affect our business; risks arising from the COVID-19 pandemic or any other events that could cause wide-scale business disruptions; competition; reliance on third-party systems and software; our ability to protect and maintain our intellectual property; and general developments in the economy and financial markets. These and other risks are discussed in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K, filed on December 3, 2021, as amended, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These documents, including the sections therein entitled “Risk Factors,” identify important factors that could cause actual results to differ materially from those contained in forward-looking statements. All of our forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. Statements made in connection with any guidance may refer to financial statements that have not been reviewed or audited. We undertake no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect our financial results is included in the filings we make with the SEC from time to time. These documents are available on the "SEC Filings" subsection of the "Investor Information" section of our website at https://ir.shiftpixy.com/financial-information/sec-filings, or directly from the SEC’s website at https://www.sec.gov.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, we are alerting investors and other members of the general public that we will provide updates on operations and progress required to be disclosed under Regulation FD through the Company’s social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in us are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

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INVESTOR:
InvestorRelations@shiftpixy.com

800.475.3655

Source: ShiftPixy, Inc.

Released September 7, 2022